Exhibit 3.3
AMENDED AND RESTATED
BY-LAWS
OF
CROWN CASTLE INC.
August 1, 2022
ARTICLE I
Offices and Records
SECTION 1.01.    Delaware Office. The registered office of Crown Castle Inc. (the “Corporation”) in the State of Delaware shall be located in the City of Wilmington, County of New Castle.
SECTION 1.02.    Other Offices. The Corporation may have such other offices, within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may designate or as the business of the Corporation may from time to time require.
ARTICLE II
Stockholders
SECTION 2.01.    Annual Meeting. The annual meeting of the stockholders of the Corporation (the “Stockholders”) shall be held at such date, place (or in lieu of a place, by means of remote communication as provided in Section 2.03) and time as may be fixed by resolution of the Board.
SECTION 2.02.    Special Meeting. Subject to the rights of the holders of any series of preferred stock of the Corporation (the “Preferred Stock”) with respect to special meetings of the holders thereof, special meetings of Stockholders may be called at any time only by (i) the Secretary (the “Secretary”), the Chief Executive Officer (the “Chief Executive Officer”) or the President (the “President”) of the Corporation at the direction of the Board pursuant to a resolution adopted by the Board or (ii) the Chief Executive Officer.
SECTION 2.03.    Place of Meeting; Remote Meetings. The Board may designate the place of meeting for any meeting of Stockholders or may designate that such meeting be held in whole or in part by means of remote communications in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). If no designation is made by the Board, the place of meeting shall be the principal executive offices of the Corporation.
SECTION 2.04.    Notice of Meeting. Unless otherwise provided by applicable law, notice, stating the place or the means of remote communication (if applicable), day and hour of the meeting and, in the case of special meetings, the purpose or purposes for which such special meeting is called, shall be given by the Corporation not less than 10 days nor more than 60 days before the date of the meeting to each Stockholder of record entitled to vote at such meeting. Such further notice shall be given as may be required by applicable law. Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.
SECTION 2.05.    Quorum, Adjournment, Postponement. Except as otherwise provided by applicable law or by the Certificate of Incorporation of the Corporation, as amended and/or restated from time to time (the “Charter”), the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote at the meeting (the “Voting Stock”), represented in person or by proxy, shall constitute a quorum at a meeting of Stockholders; provided, however, that (i) in the election of Directors of the Corporation (the “Directors”), the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, represented in person or by proxy, shall constitute a quorum at a meeting of Stockholders for the election of Directors and (ii) when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the voting power of the shares of such class or series, represented in person or by proxy, shall constitute a quorum for the transaction of such business. The Chair (as defined below) or the Board may adjourn any meeting of Stockholders from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by applicable law. The Stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum. Unless the Charter otherwise provides, any previously scheduled meeting of Stockholders may be postponed, rescheduled or canceled at any time, before or after the notice for such meeting has been sent to Stockholders, by resolution of the Board, and the Corporation shall announce such postponement, cancellation or rescheduling by means of a Public Announcement (as defined in Section 2.07(c)(iv)). As used in these By-laws, as amended and/or restated from time to time (these “By-laws”), “Chair” shall mean the chair of the Board; provided, however, in connection with any meeting of Stockholders, “Chair” shall mean the Meeting Chair (as defined in Section 2.09(b)).
SECTION 2.06.    Proxies. At all meetings of Stockholders, a Stockholder may vote by proxy as may be permitted by applicable law; provided, however, that no proxy shall be voted after three years from its date, unless the proxy provides for a longer period. Any proxy to be used at a meeting of Stockholders must be filed with the Secretary or his or her representative at or before the time of the meeting.
SECTION 2.07.    Notice of Stockholder Business and Nominations.
(a)    Annual Meetings of Stockholders. (i) Nominations of persons for election to the Board and the proposal of business to be considered by the Stockholders may be made at an annual meeting of Stockholders (A) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 2.04 of these By-laws, (B) by or at the direction of the Board or any committee thereof, (C) by any Stockholder who is entitled to vote at the meeting, who complies with the procedures and requirements set forth in Section 2.07(a)(ii) and Section 2.07(a)(iii) and who is a Stockholder of record at the time such notice is delivered to the Secretary and through the date of such meeting or (D) with respect to nominations of persons for election to the Board, pursuant to and in compliance with the procedures and requirements set forth in Section 2.10. For the avoidance of doubt, compliance with the foregoing clauses (C) and (D) shall be the exclusive means for a Stockholder to make nominations, and compliance with the foregoing clause (C) shall be the exclusive means for a Stockholder to propose any other business (other than a proposal included in the Corporation’s proxy materials pursuant to and in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, at an annual meeting of Stockholders.
(ii)    For nominations or other business to be properly brought before an annual meeting of Stockholders by a Stockholder pursuant to Section 2.07(a)(i)(C), (1) the Stockholder must have given timely notice thereof in writing to the Secretary and provide any updates or supplements to such notice at the times and in the forms required by this Section 2.07 and (2) in the case of business other than nominations, such other business must otherwise be a proper matter for Stockholder action. To be timely, a Stockholder’s notice for purposes of Section 2.07(a)(i)(C) shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of Stockholders; provided, however, that in the event that the date of the annual meeting of Stockholders is advanced by more than 30 days, or delayed by more than 90 days, from such anniversary date, notice by the Stockholder to be timely for purposes of Section 2.07(a)(i)(C) must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which Public Announcement of the date of such annual meeting is first made by the Corporation. In no event shall the Public Announcement of an adjournment, postponement, cancellation or rescheduling of an annual meeting of Stockholders commence a new time period (or extend any time period) for the giving of a Stockholder’s notice for purposes of Section 2.07(a)(i)(C). The number of nominees a Stockholder may nominate for election at an annual meeting of Stockholders (or in the case of a Stockholder giving notice on behalf of a beneficial owner, the number of nominees a Stockholder may nominate for election at an annual meeting of Stockholders on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. To be in proper form, the Stockholder’s notice for purposes of Section 2.07(a)(i)(C) shall be required to set forth:
(A)    as to each person whom a Proposing Person (as defined in Section 2.07(c)(v)) proposes to nominate for election or reelection as a Director pursuant to Section 2.07(a)(i)(C), (1) all information relating to such proposed nominee that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the Corporation’s proxy statement and other proxy materials as a Stockholder nominee and to serving as a Director if elected, (2) all information relating to such proposed nominee that would be required to be set forth in a Stockholder’s notice pursuant to Section 2.07(a)(ii)(C)(1)-(4) and Section 2.07(a)(ii)(D)(1)-(8), except that references to “Proposing Person” shall refer to the proposed nominee, (3) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the three years prior to the date of the Stockholder’s notice, and any other material relationships, between or among any Proposing Person, on the one hand, and each proposed nominee, his or her respective affiliates and associates and any other persons with whom such proposed nominee (or any of his or her respective affiliates and associates) is Acting in Concert (as defined in Section 2.07(c)(vii)), on the other hand, including all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Proposing Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant, (4) a completed and signed questionnaire, representation and agreement as provided in Section 2.07(c)(viii) of these By-laws and (5) such other information (x) as may be relevant to the determination of whether such proposed nominee would qualify as an independent Director or (y) that could be material to a Stockholder’s understanding of the independence or lack of independence of such proposed nominee, in each case under the listing standards of the New York Stock Exchange, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards or guidelines used by the Board in determining and disclosing the independence of the Directors, including those applicable to a Director’s service on any of the committees of the Board;
(B)    as to any other business that the Proposing Person proposes to bring before the meeting, (1) a brief description of the business desired to be brought before the meeting, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Charter or these By-laws, the language of the proposed amendment), (3) the reasons for conducting such business at the meeting and any material interest in such business of each Proposing Person, including any anticipated benefit therefrom of each Proposing Person, (4) a detailed description of all agreements, arrangements and understandings between or among any of the Proposing Persons or between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such Stockholder and (5) any other information related to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made by a Proposing Person in connection with the solicitation of proxies or consents in support of such proposed business by such Proposing Person pursuant to Section 14(a) under the Exchange Act;
(C)    as to each Proposing Person (1) the name and address of such Proposing Person (including, if applicable, the name and address as they appear on the Corporation’s books and records), (2) the class or series and number of shares of the Corporation which are, directly or indirectly, owned of record or beneficially (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which they have a right to acquire beneficial ownership at any time in the future, (3) the date or dates the shares in the foregoing clause (2) were acquired, (4) the name of each nominee holder for, and number of, any Corporation securities owned beneficially but not held of record by the Proposing Person, (5) a representation that the Stockholder giving notice for purposes of Section 2.07(a)(i)(C) is a holder of record of stock of the Corporation entitled to vote at such meeting, intends to vote such stock at the meeting, intends to appear in person or by proxy at the meeting to bring such business or nomination to the meeting, and an acknowledgment that, if such Stockholder does not appear to present such business or nominations at the meeting, the Corporation need not present such business or nominations for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation, (6) a representation as to whether the Proposing Person intends or is part of a group which intends (x) to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal(s) or elect the nominee or (y) otherwise to solicit proxies or votes from Stockholders in support of such proposal(s) or nomination(s) pursuant to Section 2.07(a)(i)(C), and (7) whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such Proposing Person with respect to any shares of the capital stock of the Corporation, without regard to whether such transaction is required to be reported on a Schedule 13D in accordance with the Exchange Act;
(D)    as to each Proposing Person, (1) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person in the two years prior to the date of the Stockholder’s notice, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of the Corporation, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the Corporation, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the

Corporation (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (x) the derivative, swap or other transactions convey any voting rights in such shares to such Proposing Person, (y) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares or (z) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions, (2) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the Corporation, (3) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Corporation (“Short Interests”), (4) all trades in shares of any class or series of the Corporation, Synthetic Equity Interests or Short Interests made in the two years prior to the date of the Stockholder’s notice, (5) any rights to dividends on the shares of any class or series of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (6) any performance-related fees (other than an asset-based fee) that such Proposing Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the Corporation, or any Synthetic Equity Interests or Short Interests, if any, (7) any pending or threatened litigation in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or Directors, or any affiliate of the Corporation or any of such affiliate’s officers or directors, (8) any material transaction occurring during the twelve months prior to the date of the Stockholder’s notice between such Proposing Person, on the one hand, and the Corporation or any affiliate of the Corporation, on the other hand, and (9) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business or nomination proposed to be brought before or made at the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (1) through this clause (9) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the Stockholder directed to prepare and submit the notice required by these By-laws on behalf of a beneficial owner; and
(E)    a complete and accurate description of all agreements, arrangements or understandings, written or oral, and formal or informal, (1) between or among the Stockholder giving notice and any other Proposing Person or (2) between or among the Stockholder giving notice or any other Proposing Person and any other person or entity (naming each such person or entity) in connection with or related to the proposed item of business or nomination, including (x) any proxy, contract, arrangement, understanding or relationship pursuant to which such Stockholder or other Proposing Person has the right to vote any shares of any security of the Corporation, (y) any understanding, formal or informal, written or oral, that such Stockholder or any other Proposing Person may have reached with any Stockholder (including the full legal name of such Stockholder) with respect to how such Stockholder will vote its shares in the Corporation at any meeting of Stockholders or take other action in support of a proposed item of business or the nomination or election of Directors, or other action to be taken, by such Stockholder or any other Proposing Person and (z) any other agreements that would be required to be disclosed by such Stockholder, any other Proposing Person or any other person or entity pursuant to Item 5 or Item 6 of a Schedule 13D that would be filed pursuant to the Exchange Act and the rules and regulations promulgated thereunder (regardless of whether the requirement to file a Schedule 13D is applicable to the Stockholder giving notice, any other Proposing Person, any Director nominee or other person or entity).
The Corporation may require any Proposing Person and proposed nominee to furnish such other information as the Corporation may reasonably require with respect to any item of business or nomination proposed to be brought before or made at the annual meeting of Stockholders or to determine the eligibility, suitability or qualifications of such proposed nominee to serve as a Director. Such other information shall be delivered to the Corporation no later than five business days after the request by the Corporation for such information has been delivered to the Proposing Person or proposed nominee, as applicable. The Corporation may require any proposed nominee to submit to one or more interviews with the Board or any committee thereof to determine the eligibility, suitability or qualifications of such proposed nominee to serve as a Director. The proposed nominee must make himself or herself available for any such interview within no less than ten business days after the request by the Corporation for such interview has been delivered to the proposed nominee.
(iii)    Notwithstanding anything in the second sentence of Section 2.07(a)(ii) to the contrary, in the event that the number of Directors to be elected to the Board is increased after the time period for which nominations pursuant to Section 2.07(a)(i)(C) would otherwise be due under paragraph (a)(ii) of this Section 2.07 and there is no Public Announcement naming all of the nominees for Director or specifying the size of the increased Board made by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting of Stockholders, a Stockholder’s notice required for the purposes of Section 2.07(a)(i)(C) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such Public Announcement is first made by the Corporation.
(b)    Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 2.04 of these By-laws. Nominations of persons for election to the Board may be made at a special meeting of Stockholders at which Directors are to be elected pursuant to the Corporation’s notice of meeting (A) by or at the direction of the Board (or any duly authorized committee thereof) or (B) provided that one or more Directors are to be elected at such meeting pursuant to the Corporation’s notice of meeting, by any Stockholder who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 2.07(b) and who is a Stockholder of record at the time such notice is delivered to the Secretary through the date of such special meeting. The number of nominees a Stockholder may nominate for election at a special meeting of Stockholders (or in the case of a Stockholder giving notice on behalf of a beneficial owner, the number of nominees a Stockholder may nominate for election at a special meeting of Stockholders on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. In the event the Corporation calls a special meeting of Stockholders for the purpose of electing one or more Directors to the Board, any such Stockholder may nominate such number of persons for election to such position(s) as are specified in the Corporation’s notice of meeting, if the Stockholder’s notice as required by and in compliance with Section 2.07(a)(ii) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which Public Announcement of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting is first made by the Corporation. In no event shall the Public Announcement of an adjournment, postponement, cancellation or rescheduling of a special meeting commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described above.
(c)    General. (i) Only persons who are nominated in accordance with the procedures set forth in Section 2.07(a) or Section 2.07(b) or in accordance with Section 2.10 shall be eligible to be elected as Directors at a meeting of Stockholders and only such business shall be conducted at a meeting of Stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.07. Except as otherwise provided by applicable law, the Charter or these By-laws, the Chair shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.07 and, if any proposed nomination or business is not in compliance with these By-laws, to declare that such defective proposal or nomination shall be disregarded and no vote shall be taken with respect to such proposed nomination or business, in each case, notwithstanding that proxies with respect to such proposed nomination or business may have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 2.07, unless otherwise required by law, if the Stockholder (or a qualified representative of the Stockholder) does not appear at the annual or special meeting of Stockholders to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.07 and Section 2.10, to be considered a qualified representative of the Stockholder, a person must be a duly authorized officer, manager or partner of such Stockholder or must be authorized by a writing executed by such Stockholder or an electronic transmission delivered by such Stockholder to act for such Stockholder as proxy at the meeting of Stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Stockholders.
(ii)    If any information submitted pursuant to this Section 2.07 by any Stockholder proposing business for consideration or individuals to nominate for election or reelection as a Director at a meeting of Stockholders shall be inaccurate in any respect, such information may be deemed not to have been provided in accordance with these By-laws. Any such Stockholder shall notify the Corporation of any inaccuracy or change in any such information within two business days of becoming aware of such inaccuracy or change. Upon written request by the Secretary, the Board or any committee thereof, any such Stockholder shall provide, within seven business days of delivery of such request (or such other reasonable period as may be specified in such request), (A) written verification, reasonably satisfactory to the Board, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the Stockholder pursuant to this Section 2.07, and (B) a written update of any information (including written confirmation by such Stockholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the Stockholder pursuant to this Section 2.07 as of an earlier date. If a Stockholder fails to provide such written verification or update within such period, the information as to which written verification or an update was requested may be deemed not to have been provided in accordance with this Section 2.07.
(iii)    A Stockholder providing notice of any business or nomination proposed to be brought before or made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.07 shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment, postponement and rescheduling thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment, postponement or rescheduling thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned, postponed or rescheduled) in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment, postponement or rescheduling thereof).
(iv)    For purposes of these By-laws, “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act or any document delivered to all Stockholders (including any quarterly income statement).
(v)    For purposes of this Section 2.07, the term “Proposing Person” shall mean (A) the Stockholder providing the notice of the business or nomination proposed to be brought before or made at the meeting, (B) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business or nomination proposed to be brought before or made at the meeting is made, (C) any affiliate or associate (as defined below) of such Stockholder or beneficial owner and (D) any other person with whom such Stockholder or beneficial owner (or any of their respective affiliates or associates) is a member of a “group” (as used in Rule 13d-5 under the Exchange Act) or is Acting in Concert (as defined below).
(vi)    For purposes of these By-laws, “affiliate” and “associate” each have the respective meanings set forth in Rule 12b-2 under the Exchange Act.
(vii)    A person shall be deemed to be “Acting in Concert” with another person for purposes of these By-laws if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, however, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.
(viii)    To be eligible to be a nominee for election as a Director pursuant to Section 2.07(a)(i)(C), the proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 2.07) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the Secretary within ten days of receipt of a request) and a written representation and agreement (in form provided by the Secretary within ten days of receipt of a request)

that such proposed nominee (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a Director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a Director, with such proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, payment, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed to the Corporation, (C) in such proposed nominee’s individual capacity, would be in compliance, if elected as a Director, and will comply with applicable publicly disclosed corporate governance, ethics and stock ownership and trading policies and guidelines of the Corporation, and any other Corporation policies and guidelines applicable to Directors, (D) intends to serve a full term if elected as a Director, (E) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933, as amended (the “Securities Act”), or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the proposed nominee, and (F) will provide facts, statements and other information in all communications with the Corporation and its Stockholders that are or will be true and correct in all material respects, and that do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.
(ix)    Notwithstanding the foregoing provisions of these By-laws, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.07 or in Section 2.10. Nothing in these By-laws shall be deemed to affect any rights of (a) Stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) holders of any series of Preferred Stock to elect Directors pursuant to any applicable provisions of the Charter.
SECTION 2.08.    Procedure for Election of Directors; Voting. Subject to the rights of the holders of any class or series of stock to elect Directors separately, at all meetings of the Stockholders at which a quorum is present and Directors are to be elected, each Director shall be elected by a majority of the votes cast with respect to the Director nominee’s election; provided, however, if as of the tenth day preceding the date the Corporation first mails its notice of meeting for such meeting to the Stockholders, the number of nominees standing for election at any meeting of the Stockholders exceeds the number of Directors to be elected (such an election being a “Contested Election”), the Directors shall be elected by a plurality of the votes cast at the meeting. For purposes of this paragraph, a majority of the votes cast means that the number of votes cast “for” a nominee must exceed the number of votes cast “against” the nominee (with abstentions and broker non-votes not counted as a vote cast either “for” or “against” a nominee). The Board shall nominate for re-election as a Director an incumbent candidate only if such candidate shall have tendered, prior to the date the Corporation first mails its notice of meeting for the Stockholder meeting at which such candidate is to be re-elected as a Director, an irrevocable resignation that will be effective upon (1) failure to receive the required vote at any election which is not a Contested Election in which such candidate is nominated for re-election and (2) the Board’s subsequent acceptance of such resignation. Following certification of the vote of an election that is not a Contested Election, if an incumbent Director fails to receive the required vote for re-election, the Nominating, Environmental, Social and Governance Committee of the Board will make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action should be taken. The Board should then act on the Nominating, Environmental, Social and Governance Committee’s recommendation and publicly disclose its decision and, in the case of rejection of the resignation, the rationale behind it, generally within 90 days following the date of certification of the election results. If the Board accepts a Director’s resignation pursuant to this Section 2.08, then the Directors may fill the resulting vacancy pursuant to Article VII of the Charter or the Board may decrease the size of the Board.
All matters other than the election of Directors submitted to Stockholders at any meeting shall be decided by the affirmative vote of the holders of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote thereon, and where a separate vote by class or series is required, a majority of the voting power of the shares of that class or series present in person or represented by proxy at the meeting and entitled to vote thereon; provided, however, that, in each of the foregoing cases, if a different or minimum vote is required by the Charter, these By-laws, the rules or regulations of the New York Stock Exchange, or any law or regulation applicable to the Corporation or its securities, such different or minimum vote shall be the applicable vote on the matter.
The vote on any matter, including the election of Directors, shall be by written ballot. Each ballot shall be signed by the Stockholder voting, or by such Stockholder’s proxy, and shall state the number of shares voted.

SECTION 2.09.    Inspectors of Elections; Conduct of Meetings. (a) To the extent required by applicable law, the Board by resolution shall appoint one or more inspectors, which inspector or inspectors may not be Directors, officers or employees of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. To the extent required by applicable law, if no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of Stockholders, the Chair shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the DGCL.
(b)    The Board may designate any Director or officer of the Corporation to act as chair of any meeting of Stockholders (“Meeting Chair”). In the absence of any such designation, the chair of the Board shall serve as the Meeting Chair. The Meeting Chair shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at the meeting. The Meeting Chair may prescribe or the Board may adopt by resolution such rules and regulations for the conduct of the meeting of Stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the Meeting Chair shall have the right and authority to convene and (for any or no reason) to recess or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the Meeting Chair, are necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the Meeting Chair, may include or address the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) maintenance of order at the meeting and the safety of those present; (iv) compliance with state and local laws and regulations concerning health, safety and security; (v) limitations on attendance at or participation in the meeting to Stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the Board or the Meeting Chair shall determine; (vi) restrictions on entry to the meeting after the time fixed for the commencement thereof; (vii) limitations on the time allotted to or the number of questions or comments by participants; (viii) removal of any Stockholder or any other individual who fails or refuses to comply with meeting rules, regulations or procedures; (ix) conclusion, recess or adjournment of the meeting, whether or not a quorum is present, to a later date and time and at a place (or the means of remote communication, if applicable) announced at the meeting; (x) restrictions on the use of audio and video recording devices and cell phones or other electronic devices; and (xi) procedures requiring attendees to provide advance notice of their intent to attend the meeting. The Board or the Meeting Chair shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if the Board or the Meeting Chair should so determine, shall so declare to the meeting, and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the Meeting Chair, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
SECTION 2.10.    Proxy Access. (a) The Corporation shall include in its proxy statement and other proxy materials for an annual meeting of Stockholders, the name, together, in the case of the proxy statement, with the required information specified below, of any person nominated for election to the Board by a Stockholder that satisfies, or by a group of no more than 20 Stockholders that satisfy, the requirements of this Section 2.10, and who expressly elects at the time of providing the notice required by this Section 2.10 to have its nominee included in the Corporation’s proxy statement pursuant to this Section 2.10. The number of Stockholders to be counted towards the 20 Stockholder limit in the foregoing sentence shall be the aggregate number of record holders and beneficial owners whose ownership is counted for the purposes of satisfying the ownership requirements set forth in Section 2.10(e). For purposes of determining such aggregate number of Stockholders, two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one Stockholder; provided, however, that, within the time period specified in Section 2.10(b) for providing notice of a nomination in accordance with the procedures set forth in this Section 2.10, the funds provide documentation reasonably satisfactory to the Corporation that demonstrates that such funds satisfy the requirements of clause (i), (ii) or (iii) above. For purposes of this Section 2.10, the information that the Corporation will be required to include in its proxy statement is: (A) the information concerning the nominee and the Stockholder or group of Stockholders who nominated such nominee that is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act; and (B) if such Stockholder or group of Stockholders so elects, a statement pursuant to paragraph (j) of this Section 2.10. To be timely, this required information must be received by the Secretary at the principal executive offices of the Corporation within the time period required for the written notice of Stockholder nominations set forth in Section 2.10(b) along with such written notice.
(b)    For nominations pursuant to this Section 2.10 to be properly submitted by a Stockholder or group of Stockholders, such Stockholder or group of Stockholders must give timely written notice in writing of such nominations to the Secretary. To be considered timely, a Stockholder’s notice, together with the other information required by this Section 2.10, must be received by the Secretary at the principal executive offices of the Corporation not less than 120 calendar days nor more than 150 days prior to the first anniversary of the release date of the Corporation’s proxy statement with respect to the preceding year’s annual meeting of Stockholders.
However, if no annual meeting of Stockholders was held in the previous year, or if the date of the applicable annual meeting is advanced by more than 30 days, or delayed by more than 90 days, from the anniversary date of the preceding year’s annual meeting of Stockholders, a Stockholder’s notice must be received by the Secretary not earlier than the 120th day prior to the applicable annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which Public Announcement of the date of such meeting is first made by the Corporation. In no event shall the Public Announcement of an adjournment, postponement, rescheduling or cancellation of an annual meeting of Stockholders commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described in this Section 2.10.
(c)    The number of Stockholder nominees nominated pursuant to this Section 2.10 and appearing in the Corporation’s proxy statement with respect to an annual meeting of Stockholders shall not exceed the greater of (i) two or (ii) 20% of the total number of Directors in office as of the last day on which notice of a nomination in accordance with the procedures set forth in this Section 2.10 may be received by the Secretary pursuant to this Section 2.10, or if such amount is not a whole number, the closest whole number below 20%; provided, however, the number of nominees that may be nominated pursuant to this Section 2.10 for a particular annual meeting of Stockholders shall be reduced by (i) any nominees that were submitted by a Stockholder or group of Stockholders for inclusion in the Corporation’s proxy statement with respect to the upcoming annual meeting of Stockholders pursuant to this Section 2.10, but either are subsequently withdrawn or that the Board decides to nominate as Board nominees at the upcoming annual meeting of Stockholders and (ii) any nominees who were previously elected to the Board, after being nominated pursuant to this Section 2.10, at any of the preceding two annual meetings of Stockholders and who are re-nominated for election by the Board at the upcoming annual meeting of Stockholders. In the event that one or more vacancies for any reason occurs on the Board after the last day on which notice of a nomination in accordance with the procedures set forth in this Section 2.10 may be received by the Secretary pursuant to Section 2.10, but before the date of the annual meeting of Stockholders and the Board resolves to reduce the size of the Board in connection therewith, the maximum number of Stockholder nominees nominated pursuant to this Section 2.10 included in the Corporation’s proxy statement shall be calculated based on the number of Directors in office as so reduced. Any Stockholder or group of Stockholders submitting more than one nominee for inclusion in the Corporation’s proxy statement pursuant to this Section 2.10 shall rank its nominees based on the order that such Stockholder or group of Stockholders desires such nominees to be selected for inclusion in the Corporation’s proxy statement in the event that the total number of Stockholder nominees submitted by Stockholders or groups of Stockholders pursuant to this Section 2.10 exceeds the maximum number of Stockholder nominees provided for in this Section 2.10. In the event that the number of Stockholder nominees submitted by Stockholders or groups of Stockholders pursuant to this Section 2.10 exceeds the maximum number of Stockholder nominees provided for in this Section 2.10, the highest ranking Stockholder nominee who meets the requirements of this Section 2.10 from each Stockholder or group of Stockholders will be selected for inclusion in the Corporation’s proxy statement until the maximum number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Corporation each Stockholder or group of Stockholders disclosed as owned in its respective notice of a nomination submitted to the Corporation in accordance with the procedures set forth in this Section 2.10. If the maximum number is not reached after the highest ranking Stockholder nominee who meets the requirements of this Section 2.10 from each Stockholder or group of Stockholders has been selected, this process will continue as many times as necessary, following the same order each time, until the maximum number is reached. Following such determination, if any Stockholder nominee who satisfies the eligibility requirements of this Section 2.10 is thereafter (i) nominated by the Board or (ii) not included in the Corporation’s proxy materials or is not otherwise presented for a vote as a Director pursuant to this Section 2.10, as a result of (x) the Stockholder or group of Stockholders making the nomination becoming ineligible or withdrawing its nomination, (y) the Stockholder nominee becoming unwilling or unable to serve on the Board or (z) the Stockholder, group of Stockholders or the Stockholder nominee failing to comply with the provisions of this Section 2.10, no other nominee shall be included in the Corporation’s proxy materials or otherwise presented for a vote as a Director pursuant to this Section 2.10 in substitution thereof.
(d)    For purposes of this Section 2.10, a Stockholder or group of Stockholders shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the Stockholder or any member of a group of Stockholders possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided, however, that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such Stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (B) borrowed by such Stockholder or any of its affiliates for any purposes or purchased by such Stockholder or any of its affiliates pursuant to an agreement to resell or (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such Stockholder’s or affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such Stockholder or affiliate. A person’s ownership of shares shall be deemed to continue during any period in which (i) the person has loaned such shares, provided that the person has the power to recall such loaned shares on five business days’ notice; or (ii) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the person. The terms “owned,” “owning” and other variations of the word “own,” shall have correlative meanings. Whether outstanding shares of the common stock of the Corporation are “owned” for these purposes shall be determined by the Board or any committee thereof, in each case, in its sole discretion.
(e)    In order to make a nomination pursuant to this Section 2.10, a Stockholder or group of Stockholders must have owned (as defined above in Section 2.10(d)) 3% or more of the Corporation’s outstanding common stock continuously for at least three years as of both the date the written notice of the nomination is delivered to or mailed and received by the Corporation in accordance with this Section 2.10 and the record date for determining Stockholders entitled to vote at the annual meeting of Stockholders, and must continue to own at least 3% of the Corporation’s outstanding common stock through the meeting date. In the case of a nomination by a group of Stockholders, any and all requirements and obligations for an individual Stockholder that are set forth in these By-laws, including the requirement to hold 3% or more of the Corporation’s outstanding common stock continuously for at least three years as of both the date the written notice of the nomination is delivered to or mailed and received by the Corporation in accordance with this Section 2.10 and the record date for determining Stockholders entitled to vote at the annual meeting of Stockholders, shall apply to each member of such group; provided, however, that the requirement to hold at least 3% or more of the Corporation’s outstanding common stock shall apply to the ownership of the group in the aggregate. Within the time period specified in this Section 2.10 for providing notice of a nomination in accordance with the procedures set forth in this Section 2.10, a Stockholder or group of Stockholders must provide the following information in writing to the Secretary: (i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been owned during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the written notice of the nomination is delivered to or mailed and received by the Secretary, the Stockholder or group of Stockholders owns, and has owned continuously for the preceding three years, at least 3% of the Corporation’s outstanding common stock, and the Stockholder or group of Stockholders’ agreement to provide, within five business days after the record date for the annual meeting of Stockholders, written statements from the record holder and intermediaries verifying such Stockholder or group of Stockholders’ continuous ownership of at least 3% of the Corporation’s outstanding common stock through the record date; (ii) the written consent of each Stockholder nominee to being named in the Corporation’s proxy statement and other proxy materials as a nominee and to serve as a Director if elected; (iii) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act; and (iv) the information, representations and agreements with respect to such Stockholder or group of Stockholders that are the same as those that would be required to be set forth in a Stockholder’s notice of nomination pursuant to Section 2.07(a)(ii)(C)(1)-(5), Section 2.07(a)(ii)(D)(1), Section 2.07(a)(ii)(D)(9) and Section 2.07(a)(ii)(E) of these By-laws, with the exception that the Stockholder or group of Stockholders need not make the representation that such Stockholder or group of Stockholders is a holder of record of stock of the Corporation pursuant to Section 2.07(a)(ii)(C)(5).
(f)    Within the time period specified in this Section 2.10 for providing notice of a nomination in accordance with the procedures set forth in this Section 2.10, a Stockholder or group of Stockholders must provide a representation that such Stockholder or group of Stockholders: (i) acquired at least 3% of the Corporation’s outstanding common stock in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent; (ii) presently intends to maintain qualifying ownership of at least 3% of the Corporation’s outstanding common stock through the date of the annual meeting of Stockholders; (iii) has not nominated and will not nominate for election to the Board at the annual meeting of Stockholders any person other than the nominee or nominees being nominated pursuant to this Section 2.10; (iv) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a Director at the annual meeting of Stockholders other than its nominee or a nominee of the Board; (v) will not distribute to any Stockholder any form of proxy for the annual meeting of Stockholders other than the form distributed by the Corporation; (vi) will provide facts, statements and other information in all communications with the Corporation and Stockholders of the Corporation that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; (vii) agrees to comply with all applicable laws and regulations with respect to any solicitation in connection with the meeting or applicable to the filing and use, if any, of soliciting material; (viii) as to any two or more funds whose shares are aggregated to count as one stockholder for purpose of constituting a Stockholder or group of Stockholders eligible to provide notice of a nomination, within five business days after the date of the notice of nomination, will provide the Corporation documentation reasonably satisfactory to the Corporation that demonstrates that the funds satisfy the requirements of the second sentence of this subsection (a) of this Section 2.10, and (ix) intends to present its Stockholder nominee at the annual meeting of Stockholders (either in person or through a qualified representative).
(g)    Within the time period specified in this Section 2.10 for providing notice of a nomination in accordance with the procedures set forth in this Section 2.10, a Stockholder or group of Stockholders must provide an undertaking that the Stockholder or group of Stockholders agrees to: (i) assume all liability stemming from any legal or regulatory violation arising out of the Stockholder or group of Stockholders’ communications with the Stockholders of the Corporation or out of the information that the such Stockholder or group of Stockholders provided to the Corporation; (ii) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting of Stockholders; (iii) indemnify and hold harmless the Corporation and each of its Directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its Directors, officers or employees arising out of any nomination submitted by the Stockholder or group of Stockholders pursuant to this Section 2.10; (iv) file with the Securities and Exchange Commission any solicitation materials with the Corporation’s Stockholders relating to the meeting at which the Stockholder nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available thereunder; and (v) in the case of a nomination by a group of Stockholders, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including withdrawal of the nomination. The inspector of elections shall not give effect to the votes with respect to the election of Directors nominated by the Stockholder or group of Stockholders pursuant to this Section 2.10 if the Chair determines that such Stockholder or group of Stockholders did not comply with the undertakings in this Section 2.10(g).
(h)    Within the time period specified in this Section 2.10 for providing notice of a nomination in accordance with the procedures set forth in this Section 2.10, to be eligible to be a nominee for election as a Director pursuant to this Section 2.10, a Stockholder nominee must deliver to the Secretary at the principal executive offices of the Corporation the information, representations and agreements that are the same as those that would be required to be delivered or provided by a Stockholder nominee pursuant to Section 2.07(c)(viii) of these By-laws.
The Corporation may request such additional information as necessary to permit the Board to determine if each Stockholder nominee is independent under the listing standards of the New York Stock Exchange, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s Directors. If the Board determines that a Stockholder nominee is not independent under the listing standards of the New York Stock Exchange, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s Directors, the Stockholder nominee will be ineligible for inclusion in the Corporation’s proxy statement.
The Corporation may require any nominating Stockholder or group of Stockholders or Stockholder nominee to furnish such other information as the Corporation may reasonably require with respect to any nomination proposed pursuant to this Section 2.10 or to determine the eligibility, suitability or qualifications of any Stockholder nominee to serve as a Director. Such other information shall be delivered to the Corporation no later than five business days after the request by the Corporation for such information has been delivered to the Stockholder nominee. The Corporation may require any Stockholder nominee to submit to one or more interviews with the Board or any committee thereof to determine the eligibility, suitability or qualifications of such Stockholder nominee to serve as a Director. The Stockholder nominee must make himself or herself available for any such interview within no less than ten business days after the request by the Corporation for such interview has been delivered to the Stockholder nominee.
(i)    In the event that any information or communications provided by the Stockholder or group of Stockholders or the Stockholder nominee to the Corporation or its Stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Stockholder or group of Stockholders or Stockholder nominee, as the case may be, shall promptly notify the Secretary of any defect in such previously provided information and of the information that is required to correct any such defect; provided, however, that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s rights to omit a Stockholder nominee from its proxy materials as provided in this Section 2.10.
(j)    The Stockholder or group of Stockholders may provide to the Secretary, at the time the information required by this Section 2.10 is provided, a written statement for inclusion in the Corporation’s proxy statement for the annual meeting of Stockholders, not to exceed 500 words, in support of the Stockholder nominee’s candidacy. Notwithstanding anything to the contrary contained in this Section 2.10, the Corporation may omit from its proxy statement any information or statement (or portion thereof) that it, in good faith, believes is untrue in any material respect (or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law or regulation, and the Corporation may solicit against, and include in the proxy statement its own statement relating to, any Stockholder nominee.
(k)    The Corporation shall not be required to include, pursuant to this Section 2.10, any Stockholder nominee in its proxy statement for any meeting of Stockholders, and such nomination shall be disregarded and no vote on such Stockholder nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation: (i) for which the Secretary receives a notice that a Stockholder or group of Stockholders has nominated a person for election to the Board pursuant to the advance notice requirements for Stockholder nominees for Director; (ii) if the Stockholder nominee is, or has been within the three years preceding the date the Corporation first mails to the Stockholders its notice of meeting that includes the name of the Stockholder nominee, an officer or director of a company that is a competitor (as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914); (iii) who is not independent under any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s Directors, as determined by the Board; (iv) if the Stockholder nominee or the Stockholder or group of Stockholders who has nominated such Stockholder nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a Director at the meeting other than such Stockholder nominee or a nominee of the Board; (v) who is or becomes a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person other than the Corporation that has not been disclosed to the Corporation; (vi) who is named subject of a criminal proceeding (excluding traffic violations and other minor offenses) pending as of the date the Corporation first mails to the Stockholders its notice of meeting that includes the name of the Stockholder nominee and, within the ten years preceding such date, must not have been convicted in such a criminal proceeding; (vii) who upon becoming a member of the Board, would cause the Corporation to be in violation of these By-laws, the Charter, the rules and listing standards of the New York Stock Exchange, or any applicable state or federal law, rule or regulation; (viii) if such Stockholder nominee or the applicable Stockholder or group of Stockholders shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board; or (ix) if the Stockholder or group of Stockholders or applicable Stockholder nominee otherwise contravenes any of the agreements, representations or undertakings made by such Stockholder or group of Stockholders or Stockholder nominee or fails to comply with its obligations pursuant to this Section 2.10.
(l)    Notwithstanding anything to the contrary set forth in this Section 2.10, the Board or the Chair of the annual meeting of Stockholders shall declare a nomination by a Stockholder or group of Stockholders to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if: (i) the Stockholder nominee(s) or the applicable Stockholder (or any member of any group of Stockholders) shall have breached its or their obligations under this Section 2.10, including a breach of any representations, agreements or undertakings required under this Section 2.10, as determined by the Board or the Chair or (ii) the Stockholder or group of Stockholders (or a qualified representative thereof) does not appear at the annual meeting of Stockholders to present any nomination pursuant to this Section 2.10.
(m)    Any Stockholder nominee who is included in the Corporation’s proxy statement for a particular annual meeting of Stockholders but either: (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting of Stockholders; or (ii) does not receive at least 25% of the votes cast in favor of the Stockholder nominee’s election, will be ineligible to be a Stockholder nominee pursuant to this Section 2.10 for the next two annual meetings of Stockholders.
(n)    The Board (or any other person or body authorized by the Board) shall have the exclusive power and authority to interpret the provisions of this Section 2.10 of the By-laws and make, in good faith, all determinations deemed necessary or advisable in connection with this Section 2.10 to any person, facts or circumstances.
(o)    No Stockholder shall be permitted to join more than one group of Stockholders to become eligible for purposes of nominations pursuant to this Section 2.10 per each annual meeting of Stockholders.
(p)    This Section 2.10 shall be the exclusive method for Stockholders to include nominees for Director in the Corporation’s proxy materials.
(q)    For the avoidance of doubt, this Section 2.10 shall not apply to special meetings of Stockholders.

SECTION 2.11.    Delivery to the Corporation. Whenever Sections 2.07 or Section 2.10 of this Article II requires one or more persons (including a record or beneficial owner of stock of the Corporation) to deliver a document or provide information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including overnight courier service) or by certified or registered mail, return receipt requested, and the Corporation shall not be required to accept delivery of any document or furnishing of any information not in such written form or so delivered or provided. For the avoidance of doubt, with respect to any notice from any stockholder of record or beneficial owner of the Corporation’s stock pursuant to Section 2.07 or Section 2.10 of this Article II, to the fullest extent permitted by law, the Corporation expressly opts out of Section 116 of the DGCL.
ARTICLE III
Board
SECTION 3.01.    General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board.
SECTION 3.02.    Number, Tenure and Qualifications. Subject to the rights of the holders of any series of Preferred Stock, the number of Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the Board. However, no decrease in the number of Directors constituting the Board shall shorten the term of any incumbent Director.
SECTION 3.03.    Regular Meetings. A regular meeting of the Board shall be held without other notice than this Section 3.03 immediately after, and at the same place (or by means of remote communication) as, each annual meeting of Stockholders. The Board may, by resolution, provide the date, time and place for the holding of additional regular meetings without notice other than such resolution. Unless otherwise determined by the Board, the Secretary shall act as secretary at all regular meetings of the Board and in the Secretary’s absence a temporary secretary shall be appointed by the chair of the meeting.
SECTION 3.04.    Special Meetings. Special meetings of the Board shall be called at the request of (i) the Chair and either the Chief Executive Officer or President or (ii) a majority of the Board. The person or persons authorized to call special meetings of the Board may fix the place (or may designate that such meeting be held by means of remote communication), date and time of the meetings. Unless otherwise determined by the Board, the Secretary shall act as secretary at all special meetings of the Board and in the Secretary’s absence a temporary secretary shall be appointed by the chair of the meeting.
SECTION 3.05.    Notice. Notice of any special meeting of the Board shall be mailed to each Director at his or her business or residence not later than three days before the day on which such meeting is to be held or shall be sent to either of such places by facsimile or other electronic transmission, or be communicated to each Director personally or by telephone, not later than 12 hours before the commencement of such meeting or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting, except for amendments to these By-laws as provided pursuant to Section 8.01 hereof. A meeting may be held at any time without notice if all the Directors are present (except as otherwise provided by applicable law) or if those not present waive notice of the meeting in accordance with Section 6.04 hereof, either before or after such meeting, or as otherwise provided by applicable law.
SECTION 3.06.    Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, or by electronic transmission, and such writing or writings or electronic transmission or transmissions are filed with the records of the proceedings of the Board or of such committee.
SECTION 3.07.    Conference Telephone Meetings. Members of the Board, or any committee thereof, may participate in a meeting of the Board or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.
SECTION 3.08.    Quorum. At all meetings of the Board or any committee, a majority of the Entire Board (as defined in Section 3.09(a)) or the entire committee (assuming no vacancies or unfilled newly created committee memberships), as the case may be, shall constitute a quorum for the transaction of business and the act of a majority of the Directors or members, as the case may be, present at any meeting at which there is a quorum shall be the act of the Board or such committee, as the case may be, except as otherwise provided in the DGCL, the Charter or these By-laws. If a quorum shall not be present at any meeting of the Board or any committee, a majority of the Directors or members, as the case may be, present thereat may adjourn the meeting from time to time without further notice other than announcement at the meeting.
SECTION 3.09.    Committees. (a) The Corporation shall have three standing committees: the Nominating, Environmental, Social and Governance Committee; the Audit Committee; and the Compensation Committee. Each such standing committee shall have those powers and authority as are permitted by law and as are delegated to it from time to time pursuant to a resolution adopted by a two-thirds vote of the total number of Directors which the Corporation would have if there were no vacancies or unfilled newly created directorships (the “Entire Board”).
(b)    In addition, the Board may, by resolution adopted by a two-thirds vote of the Entire Board , designate one or more additional committees, with each such committee consisting of one or more Directors and having such powers and authority as the Board shall designate by such resolution.
(c)    Any modification to the powers and authority of any committee shall require the adoption of a resolution by a two-thirds vote of the Entire Board.
(d)    All acts done by any committee within the scope of its powers and authority pursuant to applicable law, these By-laws and the resolutions adopted by the Board in accordance with the terms hereof shall be deemed to be, and may be certified as being, done or conferred under authority of the Board. The Secretary or any Assistant Secretary of the Corporation (“Assistant Secretary”) is empowered to certify that any resolution duly adopted by any such committee is binding upon the Corporation and to execute and deliver such certifications from time to time as may be necessary or proper to the conduct of the business of the Corporation.
(e)    Regular meetings of committees shall be held at such times as such is determined by resolution of the Board or the committee in question and no notice shall be required for any regular meeting other than such resolution. A special meeting of any committee shall be called by resolution of the Board, or by the Secretary or an Assistant Secretary upon the request of the chair of such committee or a majority of the members of such committee. Notice of special meetings shall be given to each member of the committee in the same manner as that provided for in Section 3.05 of these By-laws.
SECTION 3.10.    Committee Members. (a) The Board may fill any vacancy on any committee by a resolution adopted by a two-thirds vote of the Entire Board. Each member of any committee of the Board shall hold office until such member’s successor is duly elected and has qualified, unless such member sooner dies, resigns or is removed or disqualified. The number of Directors which shall constitute any committee shall be determined by resolution adopted by a two-thirds vote of the Entire Board.
(b)    The Board may remove a Director from a committee or change the chair of a committee only by resolution adopted by a two-thirds vote of the Entire Board.
(c)    The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the event of absence or disqualification of any member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another Director to act at the meeting of the committee in place of any such absent or disqualified member.
SECTION 3.11.    Committee Secretary. The Board may elect a secretary of any such committee. If the Board does not elect such a secretary, the committee may do so. The secretary of any committee need not be a member of the committee, but shall be selected from a member of the staff of the office of the Secretary, unless otherwise provided by the Board or the committee, as applicable.
SECTION 3.12.    Compensation. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid compensation as Director or chair of any committee and for attendance at each meeting of the Board. Members of special or standing committees may be allowed like compensation and payment of expenses for attending committee meetings.
SECTION 3.13.    Board Chair. The chair of the Board shall be a member of the Board. The Chair, if present, shall preside at all meetings of the Board and at all meetings of Stockholders. The Chair shall have such powers and duties as generally pertain to such position, as may be prescribed in the Charter, these By-laws or the DGCL, and as may from time to time be conferred by the Board.

ARTICLE IV
Officers
SECTION 4.01.    General. The officers of the Corporation shall be elected by the Board and shall consist of: a Chief Executive Officer; a President; a Chief Financial Officer; one or more Executive Vice Presidents or Senior Vice Presidents; one or more Vice Presidents; a Secretary; one or more Assistant Secretaries; a Treasurer; a Controller; and such other officers as in the judgment of the Board may be necessary or desirable. All officers chosen by the Board shall have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have powers and duties as from time to time may be conferred by the Board or any committee thereof. Any number of offices may be held by the same person, unless otherwise prohibited by applicable law, the Charter or these By-laws. The officers of the Corporation need not be Stockholders or Directors.
SECTION 4.02.    Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board at the regular meeting of the Board held after each annual meeting of Stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her earlier death, resignation, removal or disqualification.
SECTION 4.03.    Chief Executive Officer. The Chief Executive Officer shall supervise, coordinate and manage the Corporation’s business and activities and supervise, coordinate and manage its operating expenses and capital allocation, shall have general authority to exercise all the powers necessary for the Chief Executive Officer and shall perform such other duties and have such other powers as may be prescribed by the Board or these By-laws, all in accordance with basic policies as established by and subject to the oversight of the Board.
SECTION 4.04.    President. The President shall supervise, coordinate and manage the Corporation’s business and activities and supervise, coordinate and manage its operating expenses and capital allocation, shall have general authority to exercise all the powers necessary for the President and shall perform such other duties and have such other powers as may be prescribed by the Board or these By-laws, all in accordance with basic policies as established by and subject to the oversight of the Board, the Chair and the Chief Executive Officer.
SECTION 4.05.    Chief Financial Officer. The Chief Financial Officer (the “Chief Financial Officer”) of the Corporation shall have responsibility for the financial affairs of the Corporation. The Chief Financial Officer shall perform such other duties and have such other powers as may be prescribed by the Board or these By-laws, all in accordance with basic policies as established by and subject to the oversight of the Board, the Chair, the Chief Executive Officer and the President.
SECTION 4.06.    Vice President. The Vice Presidents, including any Executive Vice Presidents or Senior Vice Presidents (collectively, the “Vice Presidents”), of the Corporation, if any shall be appointed, shall have such duties as the Board, the Chief Executive Officer, the President or these By-laws may from time to time prescribe.
SECTION 4.07.    Treasurer. The Treasurer (the “Treasurer”) of the Corporation shall have the custody of the Corporation’s funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, the Chief Executive Officer or the President, taking proper vouchers for such disbursements.
SECTION 4.08     Secretary. The Secretary shall give, or cause to be given, notice of all meetings of Stockholders and Directors and all other notices required by applicable law or by these By-laws, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chief Executive Officer, the President or the Directors, upon whose request the meeting is called as provided in these By-laws. The Secretary shall record all the proceedings of the meetings of the Board, any committees thereof and Stockholders in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him or her by the Board, the Chief Executive Officer or the President. The Secretary shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board, the Chief Executive Officer or the President, and attest the same.
SECTION 4.09.    Assistant Treasurers and Assistant Secretaries. Assistant Treasurers (the “Assistant Treasurers”) and Assistant Secretaries of the Corporation, if any shall be appointed, shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board, the Chief Executive Officer or the President.

SECTION 4.10.    Vacancies. A newly created office and a vacancy in any office because of death, resignation, disqualification or removal may be filled only by the Board for the unexpired portion of the term of any such office.
ARTICLE V
Stock Certificates and Transfers
SECTION 5.01.    Stock Certificates and Transfers. (a) The shares of the Corporation shall be evidenced by certificates in such form as the appropriate officers of the Corporation may from time to time prescribe; provided, however, that the Board may provide by resolution or resolutions that all or some of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Corporation by two authorized officers of the Corporation (it being understood that each of the Chair, the President, any Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary shall be an authorized officer for such purpose), representing the number of shares registered in certificate form. Except as otherwise expressly provided by applicable law, the rights and obligations of the holders of uncertificated stock, if any, and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.
(b)    The certificates of stock shall be signed, countersigned and registered in such manner as the Board may by resolution prescribe. All or any of the signatures on such certificates may be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
(c)    Subject to applicable law, the shares of the stock of the Corporation represented by certificates shall be transferred on the books of the Corporation, upon due surrender for cancelation of certificates representing the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be transferred to the person entitled thereto upon the recordation of the transaction upon the books of the Corporation. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a notice containing the information required to be set forth or stated on certificates pursuant to the DGCL or, unless otherwise provided by the DGCL, a statement that the Corporation will furnish without charge to each Stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.
SECTION 5.02.    Lost, Stolen or Destroyed Certificates. No certificate for shares or uncertificated shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board or its designee may in its or his or her discretion require.
ARTICLE VI
Miscellaneous Provisions
SECTION 6.01.    Fiscal Year. The fiscal year of the Corporation shall be as specified by the Board.
SECTION 6.02.    Dividends. The Board may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by applicable law and the Charter.
SECTION 6.03.    Seal. The corporate seal shall have thereon the name of the Corporation and shall be in such form as may be approved from time to time by the Board.
SECTION 6.04.    Waiver of Notice. Whenever any notice is required to be given to any Stockholder or Director under the provisions of the DGCL, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver thereof by electronic transmission by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of such meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of Stockholders or any meeting of the Board or committee thereof need be specified in any waiver of notice of such meeting.
SECTION 6.05.    Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Audit Committee, and it shall be the duty of the Audit Committee to cause such audit to be made annually.
SECTION 6.06.    Resignations. Any Director or any officer, whether elected or appointed, may resign at any time by giving notice of such resignation to the Corporation. Any resignation shall take effect at the date of the receipt of such notice or at any later time if so specified in the notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any agreement or other binding obligations to which the Director or officer is a party.
SECTION 6.07.    Indemnification and Insurance. (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any manner in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a Director or officer of the Corporation or, while a Director or officer of the Corporation, a Director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, or any other applicable laws as presently or hereafter in effect, and such indemnification shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board or is a Proceeding to enforce such person’s claim to indemnification pursuant to the rights granted by this Section 6.07. The Corporation shall pay, to the fullest extent not prohibited by applicable law, the expenses incurred by any person described in the first sentence of this Section 6.07(a) in defending any such Proceeding in advance of its final disposition upon, to the extent such an undertaking is required by applicable law, receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section 6.07 or otherwise.
(b)    The indemnification and the advancement of expenses incurred in defending a Proceeding prior to its final disposition provided by, or granted pursuant to, this Section 6.07 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Charter, other provision of these By-laws, vote of Stockholders or Disinterested Directors (as defined in Section 6.07(f)(1)) or otherwise. No repeal, modification or amendment of, or adoption of any provision inconsistent with, this Section 6.07, nor, to the fullest extent permitted by applicable law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or with respect to any events that occurred prior to, the time of such repeal, amendment, adoption or modification.
(c)    The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was a Director, officer, partner, member, employee or agent of the Corporation or a Subsidiary (as defined in Section 6.07(f)(2)) or of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.
(d)    The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and rights to be paid by the Corporation the expenses incurred in defending any Proceeding in advance of its final disposition, to any person who is or was an employee or agent (other than a Director or officer) of the Corporation or a Subsidiary and to any person who is or was serving at the request of the Corporation or a Subsidiary as a Director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation or a Subsidiary, to the fullest extent of the provisions of this Section 6.07 with respect to the indemnification and advancement of expenses of Directors and officers of the Corporation.
(e)    If any provision or provisions of this Section 6.07 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, the legality and enforceability of the remaining provisions of this Section 6.07 (including each portion of any paragraph or clause of this Section 6.07 containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable)

shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Section 6.07 (including each such portion of any paragraph of this Section 6.07 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
(f)    For purposes of these By-laws (including this Section 6.07):
(i)    “Disinterested Director” means a Director who is not and was not a party to the proceeding or matter in respect of which indemnification is sought by the claimant; and
(ii)    “Subsidiary” means a corporation, a limited liability company or any other enterprise, a majority of the capital stock, interests or other equity of which, as the case may be, is owned directly or indirectly by the Corporation, other than Directors’ qualifying shares, if any.
(g)    Any notice, request, or other communication required or permitted to be given to the Corporation under this Section 6.07 shall be in writing and either delivered in person or sent by electronic transmission, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary and shall be effective only upon receipt by the Secretary.
SECTION 6.08.    Interpretation. The defined terms contained in these By-laws are applicable to the singular as well as the plural forms of such terms. As used herein, the term “including” and any variation thereof, means “including without limitation.” When used in these By-laws, the words “Article” and “Section” refer to Articles and Sections of these By-laws unless otherwise specified. A reference to one gender herein includes each other gender and the neuter where appropriate. The headings to Articles and Sections of these By-laws are included for convenience of reference only and do not constitute a part hereof for any other purpose or in any way affect the meaning or construction of any provision herein.
ARTICLE VII
Contracts and Proxies
SECTION 7.01.    Contracts. Except as otherwise required by applicable law, the Charter or these By-laws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. Subject to the control and direction of the Board, the Chief Executive Officer, President, Chief Financial Officer, Treasurer, any Vice President and any Assistant Treasurer or Assistant Secretary may enter into, execute, deliver and amend bonds, promissory notes, contracts, agreements, deeds, leases, guarantees, loans, commitments, obligations, liabilities and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board, such officers of the Corporation may delegate such powers to others under his or her jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.
SECTION 7.02.    Proxies. Unless otherwise provided by resolution adopted by the Board, the Chair, the Chief Executive Officer or the President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or entity, and may instruct the person or persons so appointed as to the manner of casting such vote or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises. Any of the rights set forth in this Section 7.02 which may be delegated to an attorney or agent may also be exercised directly by the Chair, Chief Executive Officer or the President.
ARTICLE VIII
Amendments
SECTION 8.01.    Amendments. These By-laws may be altered, amended or repealed, in whole or in part, or new Amended and Restated By-laws may be adopted by the Stockholders or by the Board; provided, however, that notice of such alteration, amendment, repeal or adoption of new Amended and Restated By-laws is contained in the notice of such meeting of Stockholders or in the notice of a meeting of the Board (if notice is required to be delivered to the Board pursuant to these By-laws) and, in the latter case, such notice (if required) is given not less than 12 hours prior to the meeting. Unless a higher percentage is required by the Charter as to any matter which is the subject of these By-laws, all such amendments must be approved by either the holders of at least 80% of the voting power of the then outstanding Voting Stock, voting as a single class, or by the Board; provided, however, that notwithstanding the foregoing, the Board may alter, amend or repeal, or adopt new By-laws in conflict with, (i) any provision of these By-laws which requires a two-thirds vote of the Entire Board for action to be taken thereunder and (ii) this proviso to this Section 8.01 of these By-laws only by a resolution adopted by a two-thirds vote of the Entire Board.
ARTICLE IX
Forum for Adjudication of Disputes
SECTION 9.01.    Exclusive Forum for Certain Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or past Director, officer or other employee of the Corporation to the Corporation or any of the Stockholders (including any beneficial owner of stock of the Corporation), (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Charter or these By-laws (in each case, as may be amended from time to time) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, and (iv) any action asserting a claim governed by the internal affairs doctrine, shall, to the fullest extent permitted by law, be the Court of Chancery of the State of Delaware or, if such court lacks jurisdiction, any state or federal court in the state of Delaware that has jurisdiction. Unless the Corporation consents in writing to the selection of an alternative forum, the federal courts of the United States of America, to the fullest extent permitted by law, shall be the sole and exclusive forum for the resolution of any action asserting a cause of action arising under the Securities Act. Failure to comply with the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person (including any entity) purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 9.01.
ARTICLE X
Emergency By-laws
SECTION 10.01. Emergency By-laws. (a) Notwithstanding anything to the contrary in the Charter or these By-laws, in the event there is any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL (or any successor section), or other similar emergency condition (each, an “emergency”) and irrespective of whether a quorum of the Board or a standing committee thereof can readily be convened for action, this Article X shall apply.
(b)    Any Director or executive officer of the Corporation may call a meeting of the Board or any committee thereof by any feasible means and with such advance notice as circumstances permit in the judgment of the person calling the meeting. Neither the business to be transacted nor the purpose of any such meeting need be specified in the notice thereof.
(c)    At any meeting called in accordance with Section 10.01(b), the Director or Directors in attendance shall constitute a quorum. In the event that no Directors are able to attend the meeting, the Designated Officers in attendance shall be deemed Directors for such meeting. For purposes of this Section 10.01(c), a “Designated Officer” means an officer who is included on a list of officers of the Corporation who shall be deemed to be Directors of the Corporation for purposes of obtaining a quorum during an emergency if a quorum of Directors cannot otherwise be obtained, which officers have been designated by the Board prior to such time as an emergency may have occurred.
(d)    Directors may take action to appoint one or more of the Directors to membership on any standing or temporary Committees of the Board as they deem appropriate or advisable. Directors may also take action to designate one or more of the officers of the Corporation to serve as Directors of the Corporation while this Section 10.01 applies.
(e)    To the extent that it considers it practical to do so, the Board shall manage the business of the Corporation during an emergency in a manner that is consistent with the Charter and these By-laws. It is recognized, however, that in an emergency, it may not always be practical to act in this manner and this Section 10.01 is intended to, and does hereby, empower the Board with the maximum authority possible under the DGCL and all other applicable law to conduct the interim management of the affairs of the Corporation during an emergency in what it considers to be in the best interests of the Corporation, including taking any action that it determines to be practical and necessary to address the circumstances of the emergency (including with respect to dividends or any meeting of Stockholders, in each case as provided in Section 110(i) of the DGCL).
(f)    The Board, either before or during any emergency, may, effective during the emergency, change the principal executive office or designate several alternative principal executive offices or regional offices, or authorize the officers to do so.
(g)    No Director, officer or employee acting in accordance with this Section 10.01 or otherwise pursuant to Section 110 of the DGCL (or any successor section) shall be liable except for willful misconduct.
(h)    This Section 10.01 shall continue to apply until the termination of the emergency.
(i)    At any meeting called in accordance with Section 10.01(b), the Board may modify, amend or add to the provisions of this Section 10.01 in order to make any provision that may be practical or necessary given the circumstances of the emergency.
(j)    The provisions of this Section 10.01 shall be subject to repeal or change in accordance with Section 8.01 by further action of the Board or by action of the Stockholders, but no such repeal or change shall modify the provisions of Section 10.01(f) of these By-laws with regard to action taken prior to the time of such repeal or change.
(k)    Nothing contained in this Section 10.01 shall be deemed exclusive of any other provisions for emergency powers consistent with other sections of the DGCL that have been or may be adopted by corporations created under the DGCL.